Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585	Exhibit 99.1

PRESS RELEASE
MEC ANNOUNCES REDEVELOPMENT OF GULFSTREAM PARK

April 23, 2004, Aurora, Ontario, Canada......Magna Entertainment Corp. (NASDAQ: MECA; TSX: MEC.A) ("MEC") announced today that it will be proceeding with a major redevelopment of its Gulfstream Park racetrack, subject to obtaining all required permits and entitlements. The project will include significant modifications and enhancements to the racing surfaces and stable area, including the construction of a new, wider turf course. It will also include the construction of a modern clubhouse/grandstand offering an array of restaurants, bars and entertainment facilities. The project is budgeted to cost approximately $120 million.

Frank Stronach, Chairman of MEC, remarked, "We believe that Gulfstream Park is one of the most important racetracks in the United States. It has a storied past and has been the home of many great moments in racing history. However, most of its facilities were built in the 1930's, 1940's and 1950's and they are now completely outdated. In rebuilding Gulfstream Park, our goal is to provide our customers with a first class experience every time they visit the track. I believe that our customers will be very pleased with the new Gulfstream Park."

"South Florida is a terrific horse racing market, the potential of which has never been fully realized," said Jim McAlpine, President and Chief Executive Officer of MEC. "We believe that the redevelopment of Gulfstream Park, supported by Palm Meadows, our state-of-the-art training center, will enable us to unlock that potential and grow the market for thoroughbred horse racing entertainment in the State of Florida. We are looking forward to operating a first class modern racetrack and multi-purpose entertainment facility in one of North America's most populated and growing markets. The new Gulfstream Park will have the capacity to run substantially expanded race meets with high quality turf and dirt racing, for the enjoyment of both our customers and our horsemen."

Since the project will entail the demolition of a substantial portion of the current buildings and related structures, temporary facilities will be erected to house the 2005 Gulfstream race meet. MEC announced today that it will take a write-down in the amount of approximately $25 million in the second quarter of 2004 in connection with the redevelopment of Gulfstream. The need for such a write-down has been previously disclosed in MEC's public filings where it described the proposed redevelopment. The new clubhouse/grandstand facility is expected to be operational for the 2006 Gulfstream race meet.

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet™, a national Internet and telephone account wagering system, and HorseRacing TV™, a 24-hour horse racing television network.

This press release may contain "forward-looking statements" within the meaning of applicable securities legislation, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among others, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; proposed new racetracks or other developments, products and services; projections, predictions, expectations, estimates or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to, the factors discussed in the "Risk Factors" section of MEC's Annual Report on Form 10-K for the year ended December 31, 2003 and our subsequent public filings. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:

Blake Tohana
Executive Vice-President and
    Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario
L4G 7K1
905-726-7493